Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740

BCooper@westell.com

Westell Technologies Regains Compliance with NASDAQ Listing Requirements

AURORA, IL, August 5, 2009 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, gateways and conferencing services, today announced that on August 5, 2009, the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market indicating that it has regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Select Market under Listing Rule 5450(a)(1) (formerly Marketplace Rule 4450(a)(5)).

The Company regained compliance with the NASDAQ’s requirements when the closing bid price for the Company’s common stock was at or above $1.00 for ten consecutive business days.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. designs and develops broadband telecommunications access products. ConferencePlus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting Westell’s Web site at http://www.westell.com.